THIRD AMENDMENT (this  "Amendment") dated as of August 7, 1998 to the Amended and Restated Credit Agreement dated as of January 31, 1997 (as amended, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement), among American Standard Companies Inc. ("Holding"); American Standard Inc. ("ASI"); the Subsidiaries of ASI listed in Schedule I thereto (the "Subsidiary Borrowers" and, together with ASI, the "Borrowers"); the financial institutions party thereto

          (the "Lenders"); The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); Citibank, N.A., as Documentation Agent (the "Documentation Agent"); and The Bank of Nova Scotia and Nationsbank, N.A., as Co-Syndication Agents (the "Co-Syndication Agents" and, together with the Documentation Agent and the Administrative Agent, the "Agents").


     ASI, Holding and the Subsidiary Borrowers have requested that the Credit Agreement be amended in order to (a) modify the calculations of permitted charges in connection with programs to establish low cost sourcing by shifting production to low cost countries, (b) permit Holding to finance the repurchase of an additional $300,000,000 of shares of its common stock, (c) identify additional countries for which the sale or discount of receivables by Subsidiaries is not subject to basket limitations, (d) in the event ASI effects covenant defeasance of its 10-7/8% Senior Notes, exclude from the definitions of Consolidated Total Debt and Consolidated Interest Expense, respectively, the (i) principal amount of the 10-7/8% Senior Notes and (ii) interest on the 10-7/8% Senior Notes less the accreted earnings attributable to the instruments used to effect the covenant defeasance of the 10-7/8% Senior Notes, (e) permit Holding to form or recapitalize special purpose subsidiaries to acquire shares of corporations owning sales offices in share exchange transactions and (f) permit ASI to sell certain assets related to distribution of its European plumbing products for consideration in an aggregate amount not in excess of $50,000,000 without the further consent of the Required Lenders. The Lenders and the Agents have agreed to such amendments upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  AMENDMENT

     SECTION 1.01. Amendment of Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by amending the definitions of "Consolidated Interest Expense", "Consolidated Total Debt" and "Special Charges" as described below:

     (a) the definition of "Consolidated Interest Expense" is hereby amended by inserting the following sentence at the end of such definition:

          "Notwithstanding the foregoing, in the event ASI shall effect the "covenant defeasance option" provided for in Section 8.01(b) of the Senior Indenture relating to the 10-7/8% Senior Notes, for so long as the 10-7/8% Senior Notes remain outstanding, there shall be excluded from Consolidated Interest Expense the amount of interest expense attributable to the 10-7/8% Senior Notes less the amount of income attributable to the "U.S. Government Obligations" (as such term is defined in the Senior Indenture relating to the 10-7/8% Senior Notes) that are deposited by ASI with the trustee under such Senior Indenture to effect the "covenant defeasance option" provided for in Section 8.01(b) of such Senior Indenture."

     (b) the definition of "Consolidated Total Debt" is hereby amended by inserting the following sentence at the end of such definition:

          "Notwithstanding the foregoing, in the event ASI shall effect the "covenant defeasance option" provided for in Section 8.01(b) of the Senior Indenture relating to the 10-7/8% Senior Notes, for so long as the 10-7/8% Senior Notes remain outstanding, there shall be excluded from Consolidated Total Debt the outstanding principal amount of the 10-7/8% Senior Notes."

     (c) the definition of "Special Charges" is hereby amended to read in its entirety as follows:

     "Special Charges" shall mean any charges incurred in 1997, 1998, 1999 and 2000 in an aggregate amount not to exceed $150,000,000, as reflected in ASI's financial statements delivered pursuant to paragraphs (a) and (b) of Section 5.01, related to programs to relocate production capabilities to low-cost sourcing facilities."

     SECTION 1.02. Amendment of Section 3.04(a). Section 3.04(a) of the Credit Agreement is hereby amended by amending clause (C) thereof to read in its entirety as follows:

     "(C) to finance the repurchase by Holding (y) in an aggregate amount not to exceed $308,000,000 of shares of its common stock and (z) in an additional aggregate amount not to exceed $300,000,000 of shares of its common stock; provided that the aggregate amount of repurchases by Holding pursuant to clause
(z) shall not exceed $100,000,000 in each consecutive 12-month period commencing on July 9, 1998.

     SECTION 1.03. Amendment of Section 6.02(a)(ii). Section 6.02(a)(ii) of the Credit Agreement is hereby amended by amending clause (1) thereof by adding the following proviso immediately following the word "Lenders" in the sixth line of
Section 6.02(a)(ii):

     "provided, that during the period commencing on August 7, 1998 and ending on June 1, 1999 and subject to the requirement that the written approval of the Required Lenders shall have been obtained for transfers for consideration in excess of $50,000,000 in the aggregate during any fiscal year of ASI, ASI or any Subsidiary may transfer assets of its European plumbing distribution businesses for consideration in an amount not to exceed $50,000,000 in the aggregate without obtaining the written approval of the Required Lenders".

     SECTION 1.04. Amendment of Section 6.02(a)(iv). Section 6.02(a)(iv) of the Credit Agreement is hereby amended by amending paragraph (B) thereof by replacing the reference to "or Spain" appearing in the last line of such paragraph (B) with ", Spain, Australia, the Peoples Republic of China, Indonesia, Japan, Malaysia, Phillippines, Singapore, South Korea, Taiwan, Thailand or Vietnam".

     SECTION 1.05. Amendment of Article VI Paragraph B. Paragraph B. of Article VI of the Credit Agreement is hereby amended by inserting the following sentence at the end of such paragraph:

          "Notwithstanding the foregoing, Holding shall be permitted (a) to form direct, wholly owned subsidiaries, the sole purpose of which shall be to acquire from third parties 100% of the shares of capital stock of corporations owning sales offices engaged in the sale of ASI's Trane air conditioning products (the "Sales Offices Corporations") or (b) to recapitalize direct subsidiaries of ASI, the sole purpose of which shall be to merge with Sales Offices Corporations such that Holding shall own at least 80% of the capital stock of such subsidiaries; provided, that in no event (i) shall the total number of subsidiaries formed or recapitalized pursuant to clauses (a) or (b) exceed three and (ii) shall the aggregate contributed equity capital of all such subsidiaries exceed $50,000,000."

ARTICLE II.   REPRESENTATIONS AND WARRANTIES

     Each of Holding, ASI and the other Borrowers hereby represents and warrants (but, in the case of representations and warranties relating to Credit Parties and their Subsidiaries, only as to itself and its Subsidiaries, it being understood that Holding and ASI make all representations and warranties as to all parties) to each Lender and the Administrative Agent that this Amendment (a) has been duly authorized, executed and delivered by Holding, ASI and each other Borrower or Credit Party and constitutes the legal, valid and binding obligation of each such person enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity, and (b) will not conflict in any respect material to the rights or interests of the Lenders with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under, or result in a required prepayment of, or (other than as permitted by the Credit Agreement as amended hereby or as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it may be subject.

ARTICLE III.   EFFECTIVENESS

     SECTION 3.01. Effectiveness. This Amendment shall become effective when the following conditions precedent shall have been satisfied:

     (a) the Administrative Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the date of this Amendment, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01 of the Credit Agreement insofar as such conditions precedent relate to ASI and its subsidiaries;

     (b) all legal matters incidental to this Amendment shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent; and

     (c) the signature lines at the foot of this Amendment shall have been executed by Lenders sufficient to effect this Amendment under the terms of the Credit Agreement.

ARTICLE IV.   MISCELLANEOUS

     SECTION 4.01. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 4.02. Expenses. ASI shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent. The agreement set forth in this Section 4.02 shall survive the termination of the Credit Agreement.

     SECTION 4.03. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                          AMERICAN STANDARD COMPANIES INC.,

                                          by

                                             Name:
                                             Title:



                                           AMERICAN STANDARD INC.,


                                           by

                                              Name:
                                              Title:


                                           AMERICAN STANDARD CREDIT INC.,


                                           by
                                              Name:
                                              Title:


                                           WABCO STANDARD GMBH,


                                           by

                                              Name:
                                              Title:

                                           AMERICAN STANDARD (UK) CO.,

                                           by

                                              Name:
                                              Title:


                                           STANDARD EUROPE, a European Economic
                                             Interest Grouping,

                                           by

                                              Name:
                                              Title:



                                           WABCO STANDARD TRANE INC.,

                                           by

                                              Name:
                                              Title:


                                           WABCO STANDARD TRANE B.V.,

                                           by

                                              Name:
                                              Title:


                                          THE CHASE MANHATTAN BANK, individually
                                             and as Administrative Agent,

                                            by

                                               Name:
                                               Title:


                                          CITIBANK, N.A., individually and as
                                           Documentation Agent,

                                             by

                                               Name:
                                               Title:


                                           THE BANK OF NOVA SCOTIA, individually
                                            and as Co-Syndication Agent,

                                             by

                                               Name:
                                               Title:

NATIONSBANK, N.A., individually and as
Co-Syndication Agent,

  by

    Name:
    Title:


BANKERS TRUST COMPANY,

  by

    Name:
    Title:


DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCH,

  by

    Name:
    Title:

  by

    Name:
    Title:



THE BANK OF NEW YORK,

  by

    Name:
    Title:


BANQUE PARIBAS,

  by

    Name:
    Title:

  by

    Name:
    Title:


CIBC INC.,

  by

    Name:
    Title:

COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE,

  by

    Name:
    Title:

  by

    Name:
    Title:


CREDIT LYONNAIS NEW YORK BRANCH,

  by

    Name:
    Title:


THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY,

  by

    Name:
    Title:

THE LONG TERM CREDIT BANK OF JAPAN, LIMITED,

  by

    Name:
    Title:


THE SANWA BANK LIMITED, NEW YORK BRANCH,

  by

    Name:
    Title:


THE SUMITOMO BANK, LTD.,

  by

    Name:
    Title:


THE TORONTO-DOMINION BANK,

  by

    Name:
    Title:

ABN AMRO BANK N.V., NEW YORK BRANCH,

  by

    Name:
    Title:

  by

    Name:
    Title:


ALLIED IRISH BANK plc, CAYMAN ISLANDS BRANCH,

  by

    Name:
    Title:

  by

    Name:
    Title:


ARAB BANKING CORPORATION,

  by

    Name:
    Title:


BANCA COMMERCIALE ITALIANA, NEW YORK BRANCH,

  by

    Name:
    Title:

  by

    Name:
    Title:


BANK OF AMERICA ILLINOIS,

  by

    Name:
    Title:


BANK OF IRELAND,

  by

    Name:
    Title:

BANK OF MONTREAL,

  by

    Name:
    Title:


BANK OF SCOTLAND,

  by

    Name:
    Title:


THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,

  by

    Name:
    Title:


CREDIT AGRICOLE,

  by

    Name:
    Title:


CREDITO ITALIANO, SpA,

  by

    Name:
    Title:

  by

    Name:
    Title:


FLEET NATIONAL BANK,

  by

    Name:
    Title:


LLOYDS BANK, PLC,

  by

    Name:
    Title:

  by

    Name:
    Title:

MERITA BANK LTD.,

  by

    Name:
    Title:

  by

    Name:
    Title:


THE MITSUBISHI TRUST AND BANKING CORPORATION,

  by

    Name:
    Title:

THE MITSUI TRUST AND BANKING COMPANY, LTD.,

  by

    Name:
    Title:


NATIONAL CITY BANK,

  by

    Name:
    Title:


THE ROYAL BANK OF SCOTLAND plc,

  by

    Name:
    Title:


THE SAKURA BANK, LIMITED,

  by

    Name:
    Title:


SOCIETE GENERALE, NEW YORK BRANCH,

  by

    Name:
    Title:

STANDARD CHARTERED BANK,

  by

    Name:
    Title:

  by

    Name:
    Title:


THE SUMITOMO TRUST AND BANKING CO., LTD., NEW YORK BRANCH,

  by

    Name:
    Title:

THE TOKAI BANK, LIMITED, NEW YORK BRANCH,

  by

    Name:
    Title:


UNITED STATES NATIONAL BANK OF OREGON,

  by

    Name:
    Title:


UNION BANK OF CALIFORNIA, N.A.,

  by

    Name:
    Title:


BAYERISCHE VEREINSBANK AG,

 by

    Name:
    Title:


DAI-ICHI KANGYO BANK, LIMITED,

 by

    Name:
    Title:

FIRST UNION NATIONAL BANK,

 by

    Name:
    Title:


FUJI BANK LIMITED,

 by

    Name:
    Title:

TOYO TRUST & BANKING CO., LTD.,

 by

    Name:
    Title:

NATEXIS BANQUE BFCE,

 by

    Name:
    Title: